FORM 8-K

                   SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549


                             CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15 (d) OF THE

                     SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported): AUGUST 1, 1996


             First Savings Bank of Washington Bancorp, Inc.
         (Exact name of registrant as specified in its charter)


  Delaware                           0-26584              91-1691604
State or other jurisdiction          Commission          (I.R.S.Employer
                                     File Number         Identification No.)



10 S. First Avenue, Walla Walla, Washington                  99362
(Address of principal executive offices)                   (Zip Code)


     Registrant's telephone number (including area code): (509) 527-3636


                            Not Applicable
        (Former name of former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets

Effective August 1, 1996, First Savings Bank of Washington Bancorp, Inc. (the Company) consummated the previously announced acquisition of Inland Empire Bank, Hermiston, Oregon (IEB). The acquisition was accomplished by the merger of IEB into a wholly-owned subsidiary of the Company formed for that purpose, with IEB as the surviving institution. Each share of IEB common stock was converted into the right to receive $60.8951. The Company paid $32,500,000 out of cash on hand for all of the outstanding shares of IEB common stock.
The assets of Inland Empire Bank consist primarily of agricultural, commercial, real estate and consumer loans and U.S. Government and agency securities.

Additional information concerning the acquisition is contained in the press release issued by the Company on August 1, 1996, attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Business Acquired

IEB audited Consolidated Statements of Condition as of December 31,1995 and 1994 and audited Consolidated Statements of Income, Changes in Shareholders Equity and Cash Flows for the years ended December 31, 1995, and 1994 are attached hereto as Appendix A.

As of the date of filing of this current report on Form 8-K, it is impracticable for the Registrant to provide IEB's unaudited condensed Consolidated Statement of Financial Condition as of June 30, 1996 and condensed Consolidated Statements of Income, Changes in Stockholders Equity and Cash Flows for the six months ended June 30, 1996 and 1995 as required by this item 7(a). Such financial statements shall by filed by amendment to this Form 8-K no later than 60 days after August 16, 1996.

     (b)  Pro Forma Financial Information

As of the date of filing of this current report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this item 7(b). Such financial information shall be filed by amendment to this Form 8-K no later than 60 days after August 16, 1996.

     (c)  Exhibits

          2    Agreement and Plan of Merger dated as of March 11, 1996 by and among First Savings Bank of Washington Bancorp, Inc. and Inland Empire Bank (incorporated by reference to Exhibit 2 to the Company's Form 8-K filed March 15, 1996).

99   Press release dated August 1, 1996.

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SIGNATURES

Pursuant to the requirements of the Securities exchange act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                             FIRST SAVINGS BANK OF WASHINGTON
                                             BANCORP, INC.




DATE: August 16, 1996                     By: /s/ Gary L. Sirmon
                                              -------------------
                                              Gary L. Sirmon
                                              President


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                               APPENDIX A

            INLAND EMPIRE BANK'S AUDITED CONSOLIDATED FINANCIAL
                     STATEMENTS FOR THE YEARS ENDED
                       DECEMBER 31, 1995 AND 1994

                    INLAND EMPIRE BANK AND SUBSIDIARIES
                                  _______







                     CONSOLIDATED FINANCIAL STATEMENTS

                  Years ended December 31, 1995 and 1994








                     ZIRKLE, LONG & TRIGUEIRO, L.L.C.
                         CERTIFIED PUBLIC ACCOUNTANTS
                           EUGENE, OREGON  97401

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



                    INLAND EMPIRE BANK AND SUBSIDIARIES
                                  _______

                                 C O N T E N T S
                                     _______


                                                                      Page
                                                                      ____

Independent Auditors' Report                                            1

Financial Statements:
    Consolidated Balance Sheets                                         2
    Consolidated Statements of Income                                   3
    Consolidated Statements of Changes in Shareholders' Equity          4
    Consolidated Statements of Cash Flows                               5
    Notes to Consolidated Financial Statements                        6-14

INDEPENDENT AUDITORS' REPORT
___________________________________





To the Board of Directors and
    Shareholders of Inland Empire Bank:

We have audited the accompanying consolidated balance sheets of Inland Empire Bank and Subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Inland Empire Bank and Subsidiaries as of December 31, 1995 and 1994, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



ZIRKLE, LONG & TRIGUEIRO, L.L.C.

/S/
Eugene, Oregon
January 26, 1996, except for
Note 13, as to which the date
is March 11, 1996

                       INLAND EMPIRE BANK AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                     _______

                                                             December 31
                                                    __________________________
                                                         1995        1994
                                                     ___________  ___________
         ASSETS
Cash and Due from Banks                             $  8,343,084 $  8,235,155
Federal Funds Sold                                    13,877,000    5,530,000
                                                     ___________  ___________
 Total Cash and Cash Equivalents                      22,220,084   13,765,155

Investment Securities (Note 2):
    Available-For-Sale                                49,069,388           -
    Held-To-Maturity                                          -    50,577,141
Loans, Less Allowance for Loan Losses (Note 3)        82,856,201   77,545,938
Premises and Equipment, Net of Accumulated
    Depreciation (Note 4)                              2,093,837    1,967,689
Interest Receivable                                    1,493,575    1,644,600
Other Assets (Note 5)                                    963,780    1,117,237
                                                     ___________  ___________
 Total Assets                                       $158,696,865 $146,617,760
                                                     ===========  ===========

    LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
    Noninterest-Bearing Demand                      $ 34,437,464 $ 30,395,542
    Savings and Interest-Bearing Demand               71,026,573   66,016,223
    Time, $100,000 or more                             3,655,030    3,071,536
    Other Time                                        29,863,671   28,873,118
                                                     ___________  ___________
  Total Deposits                                     138,982,738  128,356,419

Short-Term Borrowings                                    519,871    1,080,750
Interest Payable                                         278,182      216,026
Other Liabilities                                        559,562      317,945
                                                     ___________  ___________
  Total Liabilities                                  140,340,353  129,971,140
                                                     ===========  ===========

Shareholders' Equity:
    Common Stock, $2.50 Par Value; 533,705 Shares
    Authorized and Outstanding                         1,334,262    1,334,262
    Surplus                                           12,158,405   12,158,405
    Retained Earnings                                  4,813,845    3,153,953
    Unrealized Gains on Investment Securities
    Available-For-Sale, Net of Tax (Note 2)               50,000           -
                                                     ___________  ___________
   Total Shareholders' Equity                         18,356,512   16,646,620
                                                     ___________  ___________
Total Liabilities and Shareholders' Equity          $158,696,865 $146,617,760
                                                     ===========  ===========



The accompanying notes are an integral part of these consolidated financial statements.

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
                        CONSOLIDATED STATEMENTS OF INCOME
                                     _______

                                                     Year ended December 31
                                                    __________________________
                                                         1995        1994
                                                     ___________  ___________
INTEREST INCOME
Interest and Fees on Loans (Note 6)                 $  8,465,408 $  7,532,767
Interest on Investment Securities:
    Taxable                                            1,974,025    1,836,327
    Exempt from Federal Income Tax                       480,698      610,653
Interest on Federal Funds Sold                           638,079      235,732
                                                     ___________  ___________
                    Total Interest Income             11,558,210   10,215,479


INTEREST EXPENSE
Interest on Deposits (Note 7)                          3,785,023    2,810,163
Interest on Short-Term Borrowings                         21,137       17,612
                                                     ___________  ___________
                     Total Interest Expense            3,806,160    2,827,775

NET INTEREST INCOME                                    7,752,050    7,387,704
Provision for Loan Losses (Note 3)                        60,000      216,000
                                                     ___________  ___________
Net Interest Income after Provision for Loan Losses    7,692,050    7,171,704

OTHER INCOME
Service Charges on Deposit Accounts                      753,870      741,534
Mortgage Banking Income                                  587,283      617,620
Other Income                                             439,512      406,745
                                                     ___________  ___________
                    Total Other Income                 1,780,665    1,765,899


OTHER EXPENSES
Salaries                                               2,696,367    2,528,679
Employee Benefits (Note 8)                               955,711      773,953
Occupancy Expense, Net of Rent Income                    443,496      446,053
Equipment Expense                                        425,937      408,510
Deposit Insurance and Regulatory Fees                    157,136      290,954
Professional Fees                                        204,819      276,069
Other Expenses                                           966,800      915,882
                                                     ___________  ___________
                    Total Other Expenses               5,850,266    5,640,100
                                                     ___________  ___________
Income Before Income Taxes                             3,622,449    3,297,503
Provision for Income Taxes (Note 9)                    1,162,000    1,057,000
                                                     ___________  ___________
NET INCOME                                          $  2,460,449 $  2,240,503
                                                     ===========  ===========

Net Income Per Share                                $       4.61 $       4.20



The accompanying notes are an integral part of these consolidated financial statements.

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
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                 For the years ended December 31, 1995 and 1994
                                     _______


                             Common Stock                                            Unrealized
                          ___________________                                        Gains on
                          Number                                                     Investment
                            of                                Retained    Treasury   Securities,
                          Shares     Par Value     Surplus    Earnings    Stock         Net       Total
                          ------     ---------     -------    --------    --------   ----------  ----------
BALANCE AT
  DECEMBER 31, 1993      464,092    $1,160,229  $10,243,737 $3,001,840    $    --    $      --  $14,405,806
Net Income for 1994                                          2,240,503                            2,240,503
Treasury Stock:
  Purchase of 136 Shares                                                    (3,663)                  (3,663)
  Sale of 136 Shares                                    311                  3,663                    3,974
Stock Dividend
  (15 Percent)            69,613       174,033    1,914,357 (2,088,390)
                          ------     ---------     -------    --------    --------   ----------  ----------
BALANCE AT
  DECEMBER 31, 1994      533,705     1,334,262   12,158,405  3,153,953         --           --   16,646,620
Net Income for 1995                                          2,460,449                            2,460,449
Cash Dividend
  ($1.50 Per Share)                                           (800,557)                            (800,557)
Transfer of Investment
  Securities from Held-
  To-Maturity to
  Available-For-Sale,
  Net of Deferred Tax                                                                    50,000      50,000
                          ------     ---------     -------    --------    --------   ----------  ----------
BALANCE AT
  DECEMBER 31, 1995      533,705    $1,334,262  $12,158,405 $4,813,845    $    --       $50,000 $18,356,512
                         =======     =========   ==========  =========     =======       ======  ==========

The accompanying notes are an integral part of these consolidated financial statements.

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
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     _______

                                                     Year ended December 31
                                                    --------------------------
                                                         1995        1994
                                                     -----------  -----------
Cash Flows from Operating Activities:
  Net Income                                         $ 2,460,449  $ 2,240,503
  Adjustments to Reconcile Net Income to Net
    Cash Provided by Operating Activities:
      Depreciation                                       256,044      235,187
      Amortization, Net                                  128,837      445,067
      Provision for Loan Losses                           60,000      216,000
      Deferred Income Tax Benefit                        (74,000)      (5,000)
     (Gain) Loss on Sale of Premises and Equipment, Net   10,724      (30,549)
      Origination of Mortgage Loans for Sale         (20,628,179) (19,366,369)
      Proceeds from Sales of Mortgage Loans           19,044,399   19,726,250
      Change in:
         Interest Receivable and Other Assets            126,502     (201,612)
         Interest Payable and Other Liabilities          303,773       48,045
         Income Tax Deposits                             220,792     (324,130)
                                                     -----------  -----------
Net Cash Provided by Operating Activities              1,909,341    2,983,392

Cash Flows from Investing Activities:
  Proceeds from Maturities of Held-to-Maturity
    Securities                                        22,826,039   25,002,948
  Purchase of Held-to-Maturity Securities            (21,365,935) (20,267,165)
  Purchase of Loans                                          --    (1,874,751)
  Loans Originated, Net of Principal Collected        (3,786,483)  (4,591,584)
  Purchase of Equipment                                 (404,016)    (376,258)
  Proceeds from Sale of Equipment                         11,100       34,347
                                                     -----------  -----------
Net Cash Used in Investing Activities                 (2,719,295)  (2,072,463)

Cash Flows from Financing Activities:
    Net Increase (Decrease) in Deposits               10,626,319     (609,347)
    Increase (Decrease) in Short-Term Borrowings       (560,879)      213,461
    Payment of Notes Payable                                --       (170,184)
    Sale of Treasury Stock, Net                             --            311
    Dividends Paid                                     (800,557)          --
                                                     -----------  -----------
Net Cash Provided by (Used in) Financing Activities   9,264,883      (565,759)
                                                     -----------  -----------
Net Increase in Cash and Cash Equivalents             8,454,929       345,170

Cash and Cash Equivalents, Beginning of Year         13,765,155    13,419,985
                                                     -----------  -----------
Cash and Cash Equivalents, End of Year             $ 22,220,084  $ 13,765,155
                                                     ==========    ==========

SUPPLEMENTAL INFORMATION:
- -------------------------
    Income Taxes Paid                              $  1,015,208  $  1,386,130
    Interest Paid                                     3,868,316     2,828,984

The accompanying notes are an integral part of these consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                     _______



NOTE  1 - SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Inland Empire Bank (the Bank) and its wholly-owned subsidiaries, Inland Securities Corporation and Pioneer American Property Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

Lines of Business

Inland Empire Bank, opened in March of 1948, is a state-chartered, Federal Deposit Insurance Corporation (FDIC) insured, commercial bank doing business in the state of Oregon. Inland Securities Corporation is organized to make a market in Inland Empire Bank stock. Pioneer American Property Company owns a building in Pendleton and leases it to Inland Empire Bank.

Presentation

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment Securities

In 1994 the Bank adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities". This Standard requires that investments in securities be classified at acquisition as held-to-maturity, available-for-sale, or trading securities.

Held-to-maturity securities are acquired with the intent and ability to hold to maturity, are stated at cost, and are adjusted for accretion of discounts and amortization of premiums. Available-for-sale securities are held for indefinite periods of time, are stated at fair value, and may be sold in response to movements in market interest rates or cash flow requirements prior to maturity. Unrealized gains and losses on available-for-sale securities are excluded from earnings and are reported as a separate component of shareholders' equity net of deferred taxes. The Bank held no trading securities during 1995 or 1994.

Interest income on debt securities is included in income using the level yield method. Gains and losses on sales of securities are recognized by the specific identification method.

Loans and Income Recognition

Loans are stated at the amount of unpaid principal, adjusted for deferred loan origination fees and costs and an allowance for loan loss. Interest on loans is calculated using the simple interest method on daily balances of the principal amount outstanding. Loan origination fees, net of origination costs, are amortized over the life of the related loan as an adjustment to yield.
                                        6
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                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                     _______


In 1995 the Bank adopted the provisions of SFAS No. 114, "Accounting by Creditors for Impairment of a Loan", as amended by SFAS 118, which prescribes a valuation methodology for impaired loans. Generally, a loan is considered impaired if management believes that it is probable that all amounts due will not be collected according to the contractual terms.

Adoption did not have a material effect on financial position or results of operations.

Allowance for Loan Losses

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management considers adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loss experience.
The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions.

Premises and Equipment

Premises and equipment is stated at cost, net of accumulated depreciation. Additions, betterments and replacements of major units are capitalized. Expenditures for normal maintenance, repairs and replacements of minor units are charged to expense as incurred. Gains or losses realized from sales or retirements are reflected in operations currently. Unrecovered cost of assets traded is added to the cost of assets acquired in the trade.

Depreciation is computed on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on the straight-line method over the shorter of the lease term or the estimated useful life.

Income Taxes

Deferred tax assets and liabilities are recognized based on the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are calculated on differences between financial statement and tax bases of assets and liabilities using tax rates in effect for the year in which the differences are expected to reverse.

Net Income Per Share

The net income per share computations are based on the weighted average number of shares outstanding during each year, after giving retroactive effect to stock dividends, if applicable.

Mortgage Banking Activities

The Bank originates conventional and federally insured residential mortgage loans for sale in the secondary market. Mortgage loans are sold without recourse and, generally, with no servicing rights retained. Mortgage loans held for sale are carried at the lower of cost or market. Gains on the sale of mortgage loans are recognized at the time funds are received in closing from the third-party investor.

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                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                     _______

NOTE  2 - INVESTMENT SECURITIES

The amortized cost and estimated fair values of investment securities at December 31 are as follows:
                                               Gross      Gross     Estimated
                                 Amortized  Unrealized  Unrealized    Fair
  Available-For-Sale               Cost        Gains      Losses      Value
  ------------------             ---------  ----------  ----------  ----------
                                                     1995
                                 ---------------------------------------------
U.S. Government and Agency
  Securities                   $34,038,520  $  129,552   $ 87,697  $34,080,375
State and Municipal Securities   8,788,782     115,325     80,916    8,823,191
Corporate Securities             4,544,287       7,829      1,829    4,550,287
Bankers' Acceptances             1,594,611         --       1,340    1,593,271
Certificates of Deposit with
  Other Financial Institutions      22,000         264         --       22,264
                                 ---------  ----------  ----------  ----------
                               $48,988,200  $  252,970   $ 171,782 $49,069,388
                                ==========   =========     =======  ==========

  Held-To-Maturity                                   1994
                                 ---------------------------------------------
U.S. Government and Agency
  Securities                   $34,760,271  $      --    $ 920,196 $33,840,075
State and Municipal Securities  11,681,376      61,915     194,456  11,548,835
Corporate Securities             4,113,494         --       72,904   4,040,590
Certificates of Deposit with
  Other Financial Institutions      22,000         --          --       22,000
                                 ---------  ----------  ----------  ----------
                               $50,577,141  $   61,915  $1,187,556 $49,451,500
                                ==========   =========   =========  ==========

The amortized cost and estimated fair value of debt securities at December 31 by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                     1995                     1994
                            ----------------------    ---------------------
                                         Estimated                Estimated
                            Amortized      Fair       Amortized      Fair
                              Cost         Value       Cost          Value
                            ---------    ---------    ---------   ---------
Due in One Year or Less   $23,429,064  $23,462,929  $20,166,242 $20,035,999
Due After One Year
  Through Five Years       24,648,646   24,741,841   28,928,911  28,026,409
Due After Five Years
  Through Ten Years           910,490      864,618    1,481,988   1,389,092
                            ---------    ---------    ---------   ---------
                          $48,988,200  $49,069,388  $50,577,141 $49,451,500
                           ==========   ==========   ==========  ==========

On December 29, 1995 investment securities with amortized cost of $48,988,200 and estimated fair value of $49,069,388 were transferred from Held-To-Maturity designation to Available-For-Sale. Such transfer resulted from management's one-time reassess-ment of the appropriate classification of the investment portfolio based on guidance issued in 1995 by the Financial Accounting Standards Board.

There were no sales of investments in 1995 or 1994. At December 31, 1995 securities with amortized cost of approximately $9,113,000, and estimated fair value of $9,151,000, were pledged to secure public and other deposits as required by law.

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
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                     _______


NOTE  3 - LOANS AND ALLOWANCE FOR LOAN LOSSES

The composition of the loan portfolio at December 31 is as follows:

                                                      1995       1994
                                                   ----------  ----------

Agricultural Loans                                $20,455,271 $20,376,803
Commercial Loans                                   18,992,282  18,188,548
Real Estate Loans                                  26,139,443  24,372,832
Mortgage Loans Held for Sale                        2,883,803   1,300,023
Consumer Loans                                     15,811,458  14,733,498
                                                   ----------  ----------
                                                   84,282,257  78,971,704
Allowance for Loan Losses                           1,426,056   1,425,766
                                                   ----------  ----------
                                                  $82,856,201 $77,545,938
                                                   ==========  ==========

The activity in the allowance for loan losses for the years ended December 31 is as follows:

                                                      1995       1994
                                                   ----------  ----------
Balance, Beginning of Year                        $ 1,425,766 $ 1,234,333
Provision Charged to Income                            60,000     216,000
Recoveries Credited to Allowance                       29,771      56,657
Loans Charged Off                                     (89,481)    (81,224)
                                                   ----------  ----------
Balance, End of Year                              $ 1,426,056 $ 1,425,766
                                                   ==========  ==========

Loans which were impaired and not accruing interest were approximately $163,000 and $223,000 at December 31, 1995 and 1994, respectively. Interest income which would have been recognized on such nonaccrual loans if they had remained current was approximately $8,000 and $16,000 during 1995 and 1994, respectively. Loans contractually past due 90 days or more on which the Bank continued to accrue interest was approximately $33,000 and $184,000 at December 31, 1995 and 1994, respectively.

Loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of serviced loans were approximately $13,451,000 and $11,719,000 at December 31, 1995 and 1994,
respectively.

Concentration of Credit Risk

The Bank grants agribusiness, commercial, residential and consumer loans to customers throughout the Northeastern Oregon region. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the agribusiness economic sector.

The Bank's agricultural loans totaled approximately $20,455,000 or 24 percent of its loan portfolio at December 31, 1995 and approximately $20,377,000 or 26 percent at December 31, 1994. The Bank's policy for requiring collateral on agricultural loans does not differ substantially from collateral requirements in its other lending.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                     _______


NOTE  4 - PREMISES AND EQUIPMENT

Premises and equipment at December 31 are summarized as follows:

                                                      1995       1994
                                                   ----------  ----------
Land                                               $  620,821  $  619,616
Building and Leasehold Improvements                 1,577,812   1,577,812
Furniture and Equipment                             2,054,021   2,418,122
                                                   ----------  ----------
                                                    4,252,654   4,615,550
Accumulated Depreciation                            2,158,817   2,647,861
                                                   ----------  ----------
                                                   $2,093,837  $1,967,689
                                                    =========   =========

Depreciation of $256,044 and $235,187 in 1995 and 1994, respectively, is included in occupancy and equipment expense.


NOTE  5 - OTHER ASSETS

Other assets at December 31 are as follows:
                                                      1995       1994
                                                   ----------  ----------
Net Deferred Tax Asset (Note 9)                    $  473,612  $  430,800
Cash Value of Life Insurance                          348,101     315,343
Income Tax Deposits                                     3,399     224,191
Prepaid Expenses and Other                            138,668     146,903
                                                   ----------  ----------
                                                   $  963,780  $1,117,237
                                                   ==========  ==========

NOTE  6 - INTEREST AND FEES ON LOANS

Interest and fees on loans for the years ended December 31 consist of the following:
                                                      1995       1994
                                                   ----------  ----------
Agricultural Loans                                 $2,056,479  $2,052,869
Commercial Loans                                    1,891,942   1,527,292
Real Estate Loans                                   2,709,239   2,317,936
Consumer Installment Loans                          1,506,221   1,337,928
Loan Fees                                             301,527     296,742
                                                   ----------  ----------
                                                   $8,465,408  $7,532,767
                                                   ==========  ==========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                     _______


NOTE  7 - INTEREST EXPENSE ON DEPOSITS

Interest expense on deposits for the years ended December 31 consist of the following:
                                                      1995       1994
                                                   ----------  ----------
Savings and Interest-Bearing Demand                $2,128,318  $1,462,330
Time Certificates                                   1,656,705   1,347,833
                                                   ----------  ----------
                                                   $3,785,023  $2,810,163
                                                   ==========  ==========

NOTE  8 - RETIREMENT PLANS

The Bank has a profit sharing plan and an employee stock ownership plan which cover substantially all employees. Employer contributions to the plans are determined annually by the Board of Directors. Contributions to the plans totaled $250,000 in 1995 and 1994.

The Bank has a deferred compensation plan covering certain key officers. Benefits are based on defined participant compensation. Costs are accrued based on the present value of expected benefits. Such costs, which are not funded, totaled $211,030 and $76,429 in 1995 and 1994, respectively.


NOTE  9 - INCOME TAXES

The provision for income tax expense (benefit) for the years ended December 31 consist of the following:

                                                      1995       1994
                                                   ----------  ----------
Currently Payable:
    Federal                                        $1,127,000  $  859,000
    State                                             109,000     203,000
                                                   ----------  ----------
                                                    1,236,000   1,062,000

Deferred:
    Federal                                           (61,000)     (4,000)
    State                                             (13,000)     (1,000)
                                                   ----------  ----------
                                                      (74,000)     (5,000)
                                                   ----------  ----------
      Total Provision for Income Taxes             $1,162,000  $1,057,000
                                                   ==========  ==========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                     _______

The provision for income taxes results in effective tax rates less than the federal income tax statutory rate for the following reasons:

                                           1995                   1994
                                     --------------------  -------------------
                                     Amount     Rate        Amount     Rate
                                     ------     ----        ------     ----

Tax on Income at Federal
  Statutory Rate                 $1,232,000     34 %    $1,121,000     34 %
Oregon Income Tax, Net of
  Federal Effect                     75,000      2         143,900      4
Federal Tax-Exempt Interest Income,
 Net of Allocable Interest Expense (150,000)    (4)       (194,400)     (6)
Other                                 5,000      -         (13,500)      -
                                     ------     ----        ------     ----
Total Provision for Income Taxes $1,162,000     32 %    $1,057,000     32 %

The Provision for deferred income taxes results from temporary differences in recognition of transactions for tax and financial statement purposes as follows:

                                                      1995       1994
                                                   ----------  ----------
Deferred Compensation Expense                      $  (80,900) $  (29,700)
Provision for Loan Losses                                  -      (72,900)
Interest Income on Nonaccrual Loans                        -       75,700
Other, Net                                              6,900      21,900
                                                   ----------  ----------
                    Deferred Income Taxes Benefit  $  (74,000) $   (5,000)
                                                   ==========  ==========

The components of the Bank's net deferred tax asset at December 31 are as follows:

                                                      1995       1994
                                                   ----------  ----------
Deferred Tax Asset:
    Allowance for Loan Loss                        $  414,800  $  414,800
    Deferred Compensation                             173,500      92,600
    Other                                              33,700      17,000
                                                   ----------  ----------
                                                      622,000     524,400
                                                   ==========  ==========

Deferred Tax Liability:
    Accumulated Depreciation                         (117,200)    (93,600)
    Unrealized Gains on Investment Securities         (31,188)        --
                                                   ----------  ----------
                                                     (148,388)    (93,600)
                                                   ----------  ----------
                    Net Deferred Tax Asset         $  473,612  $  430,800
                                                   ==========  ==========

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
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                     _______


NOTE 10 - RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Bank makes loans to its officers, present and former directors, principal shareholders and firms in which they have an interest, and expects to continue making such loans in the future. These loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions
with unrelated parties.   The total of such related party loans was
approximately $1,092,000 and $1,305,000 in 1995 and 1994, respectively. The Bank has commitments to lend $1,899,000 to related parties at December 31, 1995. These commitments are included in the total of commitments presented in
Note 11.

The Bank leases three of its facilities from principal shareholders, directors, and officers under noncancelable operating lease agreements that expire through 2005.

Future minimum payments required under these leases are as follows:

                             1996      $191,027
                             1997        41,580
                             1998        41,580
                             1999        41,580
                             2000        41,580
                             Thereafter 187,219
                                        -------
                                       $544,566
                                        =======

The amounts charged to occupancy expense under these leases were $229,266 and $224,754 in 1995 and 1994, respectively.


NOTE 11 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

In order to meet the financing needs of its customers, the Bank commits to extensions of credit and issues standby letters of credit.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Financial Instruments with Off-Balance-Sheet Risk at December 31 are as
Follows:                                               1995       1994
                                                    ----------  ----------
    Commitments to Extend Credit                   $21,889,000 $19,456,000
    Standby Letters of Credit                           67,500     127,500

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any contractual condition. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Standby letters of credit written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                     _______


NOTE 12 - FAIR VALUE DISCLOSURES OF FINANCIAL INSTRUMENTS

The following disclosures are made in accordance with provisions of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments". The use of different assumptions and estimation methods could have a significant effect on the fair value amounts. Accordingly, the estimates of fair value herein are not necessarily indicative of the amounts that might be realized in a current market.

The estimated fair values of the Bank's financial instruments at December 31, 1995 are as follows:

                                                   Carrying      Estimated
                                                    Amount       Fair Value
                                                  ----------     ----------
    Financial Assets:
        Cash and Cash Equivalents                $22,220,084    $22,220,084
        Investment Securities Available-For-Sale  49,069,388     49,069,388
        Loans, Net of Allowance for Loan Losses   82,856,201     83,416,058
        Interest Receivable                        1,493,575      1,493,575
    Financial Liabilities:
        Deposits                                (138,982,738)  (139,070,451)
        Short-Term Borrowings                       (519,871)      (519,871)
        Interest Payable                            (278,182)      (278,182)

Cash and Cash Equivalents--The carrying amount approximates fair value.

Investment Securities--Fair value is based on quoted market prices. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Loans--Fair value of fixed-rate loans is estimated by discounting the contractual cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. For variable rate loans, carrying amount approximates fair value.

Deposits--Fair value of demand, interest-bearing demand and savings deposits is the amount payable on demand at the reporting date. Fair value of time deposits is estimated by discounting the contractual cash flows using the interest rates currently offered for deposits of similar remaining maturities. The estimated fair values of deposits do not take into account the benefit that results from low-cost funding such deposits provide.

Short-Term Borrowings--The carrying amount approximates fair value.

Interest Receivable and Payable--The carrying amount approximates fair value.

Off-Balance-Sheet Financial Instruments--Consist primarily of commitments to extend credit and standby letters of credit. The fair value of these commitments, based on fees currently charged for similar commitments, is not material.


NOTE 13 - SUBSEQUENT EVENT

On March 11, 1996 the Bank's Board of Directors entered into a cash merger agreement with First Savings Bank of Washington Bancorp, Inc. wherein the Bank's shareholders will receive $60.24 per share subject to certain adjustments and conditions. The agreement will require the approval of at least two-thirds (355,804) of the shares of the Bank. In addition, the transaction is subject to applicable state and federal regulatory approval.

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


                               EXHIBIT 99
                     AUGUST 1, 1996 PRESS RELEASE

FIRST SAVINGS BANK OF WASHINGTON BANCORP INC. COMPLETES ACQUISITION OF INLAND EMPIRE BANK


     Walla Walla WA--August 1, 1996--First Savings Bank of Washington Bancorp, Inc. (NASDAQ:FWWB), the parent company for First Savings Bank of Washington, today announced it closed its acquisition of Inland Empire Bank (IEB) of Hermiston, Oregon. The Bancorp paid a total of $32.5 million in cash for all the outstanding shares of IEB.

     Founded in 1948, Inland Empire Bank had approximately $155 million in total assets, $135 million in deposits, $89 million in net loans and $19 million in shareholders equity at June 30, 1996. IEB operates full service offices in Hermiston, Pendleton, Boardman, Stanfield and Umatilla, Oregon. The combined institutions will have 21 full service offices in nine counties in Washington and Oregon.

     Inland Empire Bank, with its specialization in agricultural, commercial and consumer lending and its geographic proximity, is a superb addition to our franchise, said Gary Sirmon, President and CEO of
First Savings Bank.   We believe the acquisition of IEB will contribute to the
Bancorp s earnings in fiscal
1997.

     Both IEB and First Savings Bank will operate as wholly-owned subsidiaries
of the Bancorp.   We believe this combination will be mutually beneficial to the customers, communities and employees of both institutions. IEB is a solid institution with a history of community involvement in an attractive market. By building on the special areas of expertise of each bank, the combined institutions will provide an enhanced range of community banking services in their respective markets, Sirmon added.

     Founded in 1890, First Savings Bank of Washington operates 16 branches in communities throughout central and eastern Washington. In addition, First Savings Bank operates lending offices in Bellevue, Puyallup and Spokane, Washington. The core of First Savings Bank s lending business is residential loans for the purchase of homes and for home construction. At June 30, 1996 the Bancorp had total assets of $765 million and total shareholders equity of $149 million. On Wednesday, July31, 1996, Bancorp s stock closed at $15.44 per share.

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